Exhibit 22
                        VANGUARD CELLULAR SYSTEMS, INC.
                           SUBSIDIARIES OF REGISTRANT

The following is a complete and correct list of all Subsidiaries as of March 30, 1999:

    Atlantic Cellular Telephone of Delaware, L.L.C.
    Binghamton Cellular Telephone Corp.
    Binghamton CellTelCo.
    Cellular Leasing, L.L.C.
    Cellular Phone Assurances Company, Ltd.
    Nation Page Inc.
    New Vanguard China, Inc.
    North Carolina Cellular Holding Corp.
    NP Acquisition Corp.
    Orange County Cellular Telephone Corp.
    Pennsylvania Cellular Telephone Corp.
    Piscataqua Cellular Telephone of Delaware, L.L.C.
    PLMRS Narrowband Corp.
    Teleflex Information Systems, Inc.
    Vanguard Binghamton, Inc.
    Vanguard Cellular Corp.
    Vanguard Cellular Financial Corp.
    Vanguard Cellular Holding Corp.
    Vanguard Cellular Operating Corp.
    Vanguard Cellular Services, Inc.
    Vanguard Cellular Systems of South Carolina, Inc.
    Vanguard China, Inc.
    Vanguard Communications, Inc.
    Vanguard LMDS Corp.
    Vanguard Pakistan, Inc.
    Vanguard Slovenia, Inc.
    Vanguard Telecom Corp.
    Warren & Lewis, Ltd.
    West Virginia Cellular Telephone Corp.
    Western Florida Cellular Telephone Corp.